Exhibit (e)

CONSENT OF MAG. CHRISTOPH KREUTLER

I hereby consent to the use of my name under the heading “Sources of Information” in this amendment no. 2 to Annual Report on Form 18-K/A for the year ended December 31, 2010 of Oesterreichische Kontrollbank Aktiengesellschaft and to its incorporation by reference into Registration Statement No. 333-161148 of Oesterreichische Kontrollbank Aktiengesellschaft.

Date: August 18, 2011

/s/ MAG. CHRISTOPH KREUTLER
Name:	Mag. Christoph Kreutler
Title:	Superior Counsellor, Deputy Head of the Division for Export Financing
and International Export
Promotion Policy,
Ministry of Finance